UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 26, 2012
Date of Report
(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2012, the board of directors of First Federal Bancshares of Arkansas, Inc. (the “Company”), and its wholly-owned subsidiary, First Federal Bank (the “Bank”), appointed Christopher M. Wewers, Executive Vice President and Chief Operating Officer of the Company and the Bank, to the boards of directors of the Company and the Bank.  His appointments will become effective upon the non-objection of the Office of the Comptroller of the Currency, the Bank’s principal regulator, and the Federal Reserve Board, the Company’s principal regulator.  Mr. Wewers is expected to serve on the nominating and governance committee of each board.

Members of the boards of directors who are officers of the Company or the Bank do not receive compensation for serving as directors.  Accordingly, Mr. Wewers will not be compensated for his board service.

There are no arrangements or understandings between Mr. Wewers and any other person pursuant to which he was selected to serve as a director of the Company or the Bank, nor is he party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

Date: July 2, 2012	By:	/s/ W. Dabbs Cavin
	Name:	W. Dabbs Cavin
	Title:	Chief Executive Officer